                                                                     EXHIBIT 1.2



                                ESCROW AGREEMENT

       ESCROW AGREEMENT, dated as of ___________, 1996 by and among Uranium Resources, Inc., a Delaware corporation (the "Company"), EVEREN Securities, Inc. (the "Placement Agent") and Norwest Bank Colorado, N.A., a national banking association incorporated under the laws of the United States of America (the "Escrow Agent").

       WHEREAS, the Company proposes to sell a minimum 1,400,000 (the "Minimum Shares") and up to a maximum 1,700,000 shares (the "Maximum Shares" and, together with the Minimum Shares, the "Shares") of its common stock, $.001 par value (the "Common Stock"), in an offering (the "Offering") registered pursuant to a Registration Statement (as amended, the "Registration Statement") filed by the Company with the Securities and Exchange Commission, at an offering price of $_______ per share;

       WHEREAS, the Placement Agent has agreed to offer the Shares as the agent of the Company on a "best efforts" basis, pursuant to the terms of the Placement Agreement, dated as of the date hereof (the "Placement Agreement") between the Company and the Placement Agent;

       WHEREAS, the Company needs to provide for the safekeeping and investment of the proceeds of the sale of the Shares until such time as the Placement Agent accepts subscriptions for at least the Minimum Shares and up to the Maximum Shares and the proceeds of the sale of the Shares are deposited with the Escrow Agent or until such time as the Offering terminates and the Escrow Agent is required to return such proceeds to the subscribers as provided for herein; and

       WHEREAS, with respect to all subscription payments received from subscribers, the Company proposes to establish an escrow account with the Escrow Agent.

       NOW, THEREFORE, it is agreed as follows:

       1. ESTABLISHMENT OF ESCROW. The Escrow Agent hereby agrees to receive and disburse the proceeds from the Offering and any interest earned thereon in accordance herewith. Proceeds from the Offering shall be deposited with the Escrow Agent in accordance with Rule 15c2-4 of the Rules and Regulations under the Securities Exchange Act of 1934.

       2. DEPOSIT OF ESCROWED PROPERTY. The subscribers shall cause to be wired to the Escrow Agent funds delivered in payment for Shares (the "Escrowed Property"). Upon receipt of such funds, the Escrow Agent shall credit such funds to an interest bearing account (the "Escrow Account") held by the Escrow Agent. The subscribers will not be entitled to pay for the Shares by check.

       3. LIST OF SUBSCRIBERS. The Placement Agent shall furnish or cause to be furnished to the Escrow Agent, at the time of deposit of funds pursuant to Section 2, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Shares subscribed for by, the wire transfer instruction for, the subscription amount delivered to the Escrow Agent by, and the social security number, if applicable, of, each subscriber whose funds are being deposited, for each listed subscriber. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent and shall notify the Placement Agent upon its receipt of funds directly from any subscriber. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4.

       4.     DISBURSEMENT OF FUNDS.

              a. If (i) the Escrow Agent shall receive a notice, substantially in the form of Exhibit B hereto (an "Offering Termination Notice"), from the Company and the Placement Agent, or (ii) the Minimum Shares shall not have been subscribed for and funds thereof deposited with the Escrow Agent on or before December __, 1996 (the "Termination Date"), the Escrow Agent shall promptly pay to each subscriber listed on the list held by the Escrow Agent pursuant to Section 3 whose total subscription amount shall not have been released pursuant to paragraph (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, the remaining subscription amount, together with any interest thereon, held by the Escrow Agent as set forth on such list held by the Escrow Agent.

              b. In the event that (i) the Minimum Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Termination Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agent may deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit C hereto (a "Closing Notice"), designating the date on which Shares are to be sold and delivered to the subscribers thereof (a "Closing Date"), and identifying the subscribers and the number of the Shares to be sold to each thereof on such Closing Date. The Escrow Agent, after receipt of such Closing Notice, shall pay to the Placement Agent or its designees on such Closing Date, in federal or other immediately available funds, in the manner specified by the Company and the Placement Agent in such Closing Notice, an amount (the "Placement Agent Fee") equal to the sum of (a) a commission of 7% of the aggregate subscription amounts deposited into the Escrow Account, plus

(b) an amount specified by the Placement Agent on an expense report in the form of Exhibit D hereto (the "Placement Agent Expense Report"), which expenses shall not exceed $_______. In addition, the Escrow Agent shall pay to the Company or its designees on such Closing Date, in federal or other immediately available funds, in the manner specified by the Company and the Placement Agent in such Closing Notice, an amount equal to (i) the aggregate of the subscription amounts paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3, plus (ii) any and all interest on the Escrowed Property, less (iii) the Placement Agent Fee.

              c. If at any time and from time to time prior to the release of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from escrow, the Placement Agent shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit E hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Placement Agent (a "Rejected Subscription"), the Escrow Agent shall, promptly after receipt of such Subscription Termination Notice pay to such subscriber, in the manner set forth in paragraph (d) of this Section 4, the amount of such Rejected Subscription, including interest thereon.

              d. For the purposes of this Section 4, any payment that the Escrow Agent shall be required to make to any subscriber shall be made by wire transfer of immediately available funds.

       5. NOTICES. Any notices or other communication required or permitted to be given hereunder shall be in writing and shall be (a) transmitted by facsimile, (b) delivered by nationally recognized overnight courier, (c) delivered by hand or (d) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

       If to the Company, to:

       Uranium Resources, Inc.
       12750 Merit Drive, Suite 1020
       Dallas, Texas 75251
       Attn.:  Paul Wilmott
       If to the Placement Agent, to:
       EVEREN Securities, Inc.
       80 South 8th Street, Suite 3900
       Minneapolis, MN 55402
       Attn.:  Dick Gilbert

       If to the Escrow Agent, to:

       Norwest Bank Colorado, N.A.
       1740 Broadway
       Denver, CO 80274-8693
       Attn.: Darin Locke

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

       6. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the Company and the Placement Agent that:

              a. The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

              b. This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except his Escrow Agreement.

              c. The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

              d. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

              e. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

              f. The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate forms for Tax I.D. number certification, or non-resident alien certifications.

       This paragraph (f) and paragraph (c) of this Section 6 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

              g. The Escrow Agent makes no representations as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

              h. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

              i. The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by both the Company and the Placement Agent or at any time the Escrow Agent may resign by giving written notice to such effect to the Company and the Placement Agent. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

              j. The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

              k. In the event of any disagreement among or between the other parties hereto and/or the subscribers for the Shares resulting in adverse claims or demands being made in connection with Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the subscribers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

              l. As consideration for its agreement to act as Escrow Agent as herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit F hereto (and made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

              m. The other parties hereto irrevocably (i) submit to the jurisdiction of any state or federal court sitting in Denver County, Colorado in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such state or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. The other parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

              n. No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and to the filing of this Agreement as an exhibit to the Registration Statement.

       7.     MISCELLANEOUS.

              a. This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 6 with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

              b. This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of Colorado (without reference to its rules as to conflicts of law).

              c. This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

              d. This Escrow Agreement shall terminate upon the payment pursuant to Section 4 of all amounts held in the Escrow Account.

              e. The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

              f. This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.


                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT A

     Summary of Cash Received for Subscription for Shares of Common Stock,

SUBSCRIBER'S     NUMBER OF       AMOUNT OF           DATE RECEIVED
NAME             SHARES          SUBSCRIPTION        -------------
----             ------          RECEIVED
                                 --------






                                   EXHIBIT B

                      Form of Offering Termination Notice




Dear Ladies/Gentlemen:

       Pursuant to Section 4(a) of the Escrow Agreement dated as of December __ 1996 (the "Escrow Agreement") among Uranium Resources, Inc. (the "Company"), EVEREN Securities, Inc. (the "Placement Agent") and you, the Company and the Placement Agent hereby notify you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and direct you to make payments to the subscribers and the Company provided for in Section 4(a) of the Escrow Agreement.


                                         Very truly yours,

                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT C

                             Form of Closing Notice



Dear Sirs:

       Pursuant to Section 4(b) of the Escrow Agreement dated as of December __ 1996 (the "Escrow Agreement") among Uranium Resources, Inc. (the "Company"), EVEREN Securities, Inc. (the "Placement Agent") and you, the Company and the Placement Agent hereby certify that subscription for the Minimum Shares (as that term is defined in the Escrow Agreement) have been received and the Company will sell and deliver _____ Shares to the subscribers thereof at a closing to be held on _______, 1996 (the "Closing Date"). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on the schedule annexed hereto.

We hereby request that the aggregate subscription amount be paid as follows:

       To the Placement Agent:

              Wire transfer $________ to the Placement Agent's account at Citibank New York, ABA# 021000089, for the account of Everen Clearing Corp. (#38897669)

       To the Company:

              Wire transfer the balance of the Escrow Account to the Company's account at


                                         Very truly yours,

                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT D
                         Placement Agent Expense Report

                                   EXHIBIT E
                    Form of Subscription Termination Notice


Dear Sirs:

       Pursuant to Section 4(c) of the Escrow Agreement dated as of December __, 1996 (the "Escrow Agreement") among Uranium Resources, Inc. (the "Company"), EVEREN Securities, Inc. (the "Placement Agent") and you, the Placement Agent hereby notifies you that the subscriptions of the subscribers set forth below have been rejected:

     Subscriber Name          Number of Shares of       Rejected Subscription
                             Rejected Subscription             Amount







You are hereby directed to make payments to the aforementioned subscribers as provided for in Section 4(c) of the Escrow Agreement.



                                         Very truly yours,

                                         By:
                                            ------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT F

                           Escrow Agent Fee Schedule

                                      Fees

                             NORWEST BANK COLORADO

                            CORPORATE TRUST SERVICES
                        SUBSCRIPTION ESCROW FEE SCHEDULE
                            URANIUM RESOURCES, INC.

INCEPTION AND ADMINISTRATION FEE

o      $3,000 for a custom drafted escrow agreement

The Inception and Administration Fee, payable when the account is opened, covers legal review of drafts and final documents, attendance at closings, and establishment and maintenance of the account.

TRANSACTION CHARGES WHEN AND IF APPLICABLE

Security Transactions                $25.00

Wire Transfers (Outgoing Only)       $15.00

Aggregate Daily Receipts             $15.00

Disbursements                         $5.00

Preparation Interest Allocations     $10.00/
calculation

Preparing and Filing Taxpayer Reports
       Each 1099                      $5.00
       Minimum Charge               $100.00

EXTRAORDINARY SERVICES

Additional reasonable compensation will be charged for extraordinary services based on our then current standard hourly charge. Extraordinary services include, but are not limited to, processing assignments of escrow interests, reviewing and accepting modifications or amendments to the escrow agreement, and letter of credit laws.

REIMBURSABLES

All out-of-pocket expenses incurred in the administration of the account, including postage, telephone charges, insurance, photocopies, supplies, and legal fees, with the exception of legal fees incurred at the inception of the account, will be billed to the customer at cost.

OVERDRAFTS

Any overdrafts at Norwest Bank Colorado caused by failed or incomplete wires of funds or failed or incomplete securities deliveries will be reimbursable to Norwest Bank Colorado at prime plus two percent (2%).

Norwest Bank Colorado